CSFB

           CREDIT SUISSE FIRST BOSTON

HOME EQUITY ASSET TRUST 2003-2

DERIVED INFORMATION   03/11/03

$222,000,000

Class A-2 Senior Certificates Offered

(Approximate)

$550,000,050

Total Certificates Offered & Non-Offered

Home Equity Pass-Through Certificates, Series 2003-2

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

[TBD]

Trustee

The information contained in the attached materials is referred to as the “Information”.

The Information has been provided by Credit Suisse First Boston.  Neither the Issuer of the certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the Information herein.  The Information contained herein is preliminary and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission.

The Information contained herein will be superseded by the description of the mortgage pool contained in the prospectus supplement relating to the certificates.

The Information addresses only certain aspects of the applicable certificate’s characteristics and thus does not provide a complete assessment.  As such, the Information may not reflect the impact of all structural characteristics of the certificate.  The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed circumstances.

Although a registration statement (including the prospectus) relating to the certificates discussed in this communication has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the certificates discussed in this communication has not been filed with the Securities and Exchange Commission.  This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any offer or sale of the certificates discussed in this communication in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.  Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the certificates discussed in this communication for definitive Information on any matter discussed in this communication.  Any investment decision should be based only on the data in the prospectus and the prospectus supplement (“Offering Documents”) and the then current version of the Information.  Offering Documents contain data that is current as of their publication dates and after publication may no longer be complete or current.  A final prospectus and prospectus supplement may be obtained by contacting the Credit Suisse First Boston Trading Desk at (212) 538-8373.

Class A-2

Discount Margin Table

Given: Price	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	200 PPC
99.3750	50	55	60	66	72	86
99.4375	49	53	58	63	69	81
99.5000	48	52	56	60	65	77
99.5625	47	50	54	57	62	72
99.6250	45	48	51	55	58	67
99.6875	44	47	49	52	55	62
99.7500	43	45	47	49	52	57
99.8125	42	43	45	46	48	52
99.8750	40	41	42	44	45	48
99.9375	39	40	40	41	41	43
100.0000	38	38	38	38	38	38
100.0625	37	36	36	35	35	33
100.1250	36	35	34	32	31	28
100.1875	34	33	31	30	28	24
100.2500	33	31	29	27	25	19
100.3125	32	29	27	24	21	14
100.3750	31	28	25	22	18	9
100.4375	29	26	23	19	14	4
100.5000	28	24	20	16	11	-0
100.5625	27	23	18	13	8	-5
100.6250	26	21	16	11	4	-10
WAL	5.40	3.79	2.90	2.31	1.87	1.30
First Princ Pmt Date	Apr03	Apr03	Apr03	Apr03	Apr03	Apr03
Last Princ Pmt Date	Dec17	Aug13	Jan11	May09	Apr08	Jan06
Total Collat Loss	0.00 (0.00%)	0.00 (0.00%)	0.00 (0.00%)	0.00 (0.00%)	0.00 (0.00%)	0.00 (0.00%)
LIBOR_1MO	1.34	1.34	1.34	1.34	1.34	1.34
LIBOR_6MO	1.34	1.34	1.34	1.34	1.34	1.34
To Call	Y	Y	Y	Y	Y	Y

Appendix

100% Prospectus Prepayment Curve (PPC)

With respect to the fixed rate Mortgage Loans, 100% of the prepayment assumption (the “Fixed PPC”) describes prepayments starting at 4% CPR in month 1, increasing by approximately 1.4545% CPR per month to 20% CPR in month 12, and remaining at 20% CPR thereafter.

With respect to the adjustable rate Mortgage Loans, 100% of the prepayment assumption (the “ARM PPC”) describes prepayments starting at 6% CPR in month 1, increasing by approximately 1.2941% CPR per month to 28% CPR in month 18, and remaining at 28% CPR thereafter.